As filed with the Securities and Exchange Commission on September 16, 2008.

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933
__________________________
ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2044900 (IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington  98134
(Address of principal executive offices) (Zip code)
______________________________________________________
2007 EQUITY PARTICIPATION PLAN OF ORGANIC TO GO FOOD CORPORATION
(Full title of the plan)

Jason Brown, Chief Executive Officer
3317 Third Avenue South
Seattle, Washington 98134
(206) 838-4670
(Name, address and telephone number of agent for service)

Copies to:
Gerald Chizever, Esq.
Lawrence Venick, Esq.
Loeb & Loeb LLP
10100 Santa Monica Blvd., Suite 2200
Los Angeles, CA 90067
(310) 282-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $.001 par value per share	2,000,000	$1.00	$2,000,000	$78.60
(1)
In the event of a stock split, stock dividend, or similar transaction involving the registrant’s common stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, and represents the average closing bid and ask prices of the common stock of the registrant as reported on the OTC Bulletin Board on September 15, 2008 as to the 2,000,000 shares available for future grant under the plan.

EXPLANATORY NOTE

Organic To Go Food Corporation (the “Company”) is filing this registration statement pursuant to General Instruction E of Form S-8 to register an additional 2,000,000 shares of the Company’s common stock which may be issued under the Company’s 2007 Equity Participation Plan, as amended May 16, 2008.

The Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 21, 2007 (File No. 333-143118) is hereby incorporated by reference.

Item 8. Exhibits.

Exhibit Number	Description
4.5	2007 Equity Participation Plan of Organic To Go Food Corporation (1)
4.6	Amendment No. 1 to 2007 Equity Participation Plan (2)
5.1	Opinion of Loeb & Loeb LLP*
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*
23.2	Consent of Rose, Snyder & Jacobs*
24.1	Power of Attorney (included on the signature page to this Registration Statement).
*	Filed herewith.
(1)	Filed on May 21, 2007 as an exhibit to the Company’s Current Report on Form 8-K and incorporated herein by reference.
(2)	Filed on May 16, 2008 with the Company’s Definitive Proxy Statement and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 16, 2008.

ORGANIC TO GO FOOD CORPORATION

By:	/s/ Jason Brown
Jason Brown
Chief Executive Officer

 POWER OF ATTORNEY

Know by all persons by these presents, that each person whose signature appears below constitutes and appoints Jason Brown his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Brown	Chief Executive Officer and Chairman	September 16, 2008
Jason Brown	(Principal Executive Officer)

/s/ Michael Gats	Chief Financial Officer	September 16, 2008
Michael Gats	(Principal Accounting Officer and Principal Financial Officer)

	Director	September 16, 2008
Dave Smith

/s/ Peter Meehan	Director	September 16, 2008
Peter Meehan

/s/ Roy Bingham	Director	September 16, 2008
Roy Bingham

/s/ Douglas Lioon	Director	September 16, 2008
Douglas Lioon

	Director	September 16, 2008
S.M. “Hass” Hassan

	Director	September 16, 2008
Dr. Gunnar Weikert

INDEX TO EXHIBITS

Exhibit Number	Description
4.5	2007 Equity Participation Plan of Organic To Go Food Corporation (1)
4.6	Amendment No. 1 to 2007 Equity Participation Plan (2)
5.1	Opinion of Loeb & Loeb LLP*
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)*
23.2	Consent of Rose, Snyder & Jacobs*
24.1	Power of Attorney (included on the signature page to this Registration Statement).
*	Filed herewith.
(1)	Filed on May 21, 2007 as an exhibit to the Company’s Current Report on Form 8-K and incorporated herein by reference.
(2)	Filed on May 16, 2008 with the Company’s Definitive Proxy Statement and incorporated herein by reference.